                                                              EXHIBIT 10(O)(16)
                          RESTATEMENT AMENDMENT NO. 6

                                      TO

                             THE UPS SAVINGS PLAN

                        (RESTATED AS OF MARCH 31, 1995)

  WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established, effective July 1, 1988, the UPS Savings Plan (the "Plan") in order to permit their eligible employees to put money aside on a tax deferred basis to supplement that which they will receive under Social Security and other pension and retirement plans; and

  WHEREAS, the Plan has been restated to incorporate Amendments No. 1 through 15, and has been submitted to the Internal Revenue Service on March 31, 1995, for purposes of receiving a favorable determination letter that considers the requirements of the Tax Reform Act of 1986, and the regulations promulgated thereunder (the "Restated Plan");

  WHEREAS, the Restated Plan has been heretofore amended on four previous occasions, the most recent being Restatement Amendment No. 5, effective January 1, 1989; and

  WHEREAS, it is desired to further amend the Restated Plan to conform the Restated Plan to legislative changes under the Small Business Jobs Protection Act of 1996, to increase the maximum percentage of before-tax compensation that may be contributed to the Plan on behalf of a Participant and to clarify the nondiscrimination rules applicable to Voluntary Contributions;

  NOW THEREFORE, pursuant to the authority vested in the Board of Directors by
Section 9.1, the Plan is hereby amended in the following respect, with the following sections being effective as of the following dates:

  1. Effective January 1, 1997, Section 1.1(b) is revised to read as follows:

  "(b) "Actual Deferral Percentage" means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Eligible Employee in the group) of the compensation deferred by each such Employee under this Plan for such Plan Year to such Employee's compensation for such Plan Year (as defined in Section 3.2(c)), calculated in accordance with Section 401(k)(3)(B) of the Code."

  2. Effective January 1, 1997, Section 1.1(p) is revised to read as follows:

  "(p) "Highly Compensated Participant" means any Participant or Eligible Employee who is a highly compensated employee as defined in Code Section 414(q) and the regulations thereunder. Generally, any Participant or Eligible Employee is considered a Highly Compensated Participant if (i) during the Plan Year or the preceding Plan Year ("the "look-back year"), he or she was a "five percent owner" (as defined in Section 6.5(f)); or (ii) for the look-back year such Participant or Eligible Employee received "415 Compensation" from the Employer Company in excess of $80,000.

  In determining whether an individual had "415 Compensation" of more than $80,000, "415 Compensation" from each employer required to be aggregated under Code Section 414(b), (c) and (m) shall be taken into account and solely for the Plan Year beginning January 1, 1997, "415 Compensation" shall be determined without regard to Sections 125 and 402(e)(3) of the Code. The dollar amount set forth above shall be adjusted as permitted or required by the Secretary of the Treasury or by statute.

  Notwithstanding the foregoing, only for purposes of Puerto Rico law and solely to comply therewith, a "Highly Compensated Participant" shall mean any Participant employed in Puerto Rico who is among the one-third of all Participants employed in Puerto Rico receiving the highest aggregate compensation from an Employer Company."

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

  3. Effective July 29, 1996, Section 1.1 is revised to add the following new
   Section 1.1(ff):

  "(ff) "Actual Contribution Percentage" means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Eligible Employee in the group) of the Voluntary Contributions made by each such Employee under this Plan for such Plan Year to such Employee's compensation for such Plan Year, calculated in accordance with Section 401(m)(3) of the Code. For purposes of the foregoing, compensation shall mean any of the following, as determined by the Committee in a uniform manner with respect to all Eligible Employees for the Plan Year:

    (1) Compensation within the meaning of Section 1.1(dd) (which includes amounts contributed as Elective Deferrals to this Plan);

    (2) The Eligible Employee's taxable compensation from the Employer Company reported on Form W-2 for the Plan Year; or

    (3) Such other nondiscriminatory definition of compensation which satisfies the requirements of Section 414(s) of the Code and the regulations thereunder.

  In no event, however, shall an Eligible Employee's annual compensation for purposes of this Section 1.1(ff) exceed the applicable dollar limit set forth in Section 1.1(h)."

  4. Effective January 1, 1997, Section 1.1(ff) is amended as follows:

  "(ff) "Actual Contribution Percentage" means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Eligible Employee in the group) of the compensation deferred by each such Employee under this Plan for such Plan Year to such Employee's compensation for such Plan Year (as defined in Section 3.8(c)), calculated in accordance with Section 401(m)(3) of the Code."

  5. Effective June 1, 1997, Section 3.1(a) is revised to read as follows:

  "(a) Each Eligible Employee may elect to reduce his or her Eligible Compensation by a whole percentages up to but not exceeding seventeen (17%) percent of such Eligible Employee's Eligible Compensation earned during the Plan Year (or, with respect to Eligible Employees employed in Puerto Rico, such lower percentage as may be permitted under the laws of Puerto Rico) and to have such amount contributed to the Plan on his or her behalf as an Elective Deferral. An election to make an Elective Deferral shall state (in whole percentages) the portion of the Eligible Employee's Eligible Compensation to be deferred hereunder and shall be communicated to the Plan Administrator via the telephone response unit ("VRU") or in accordance with such other procedures adopted by the Committee or its designee from time to time. With respect to each Eligible Employee for whom there is in effect an Elective Deferral and who is receiving Eligible Compensation from an Employer Company, there shall be contributed to the Trust an amount equal to the amount by which such Eligible Employee's Eligible Compensation was reduced pursuant to the Eligible Employee's Elective Deferral. Elective Deferrals shall be paid to the Trust by the Employer Company as soon as practical following the date on which the deferred amount would have (but for the Eligible Employee's Elective Deferral) been paid to the Eligible Employee (but no later than the date required by law) and shall be credited to the Eligible Employee's Elective Deferral Account upon receipt by the Plan of the Eligible Employee's Elective Deferral. The Elective Deferral percentage selected by the Eligible Employee shall remain in effect until changed by the Eligible Employee in accordance with Section 3.4 or until reduced by the Committee or its designee in accordance with Section 3.2."

  6. Effective January 1, 1997, Section 3.2 is revised to read as follows:

  "Section 3.2 Reduction of Elective Deferrals.

  (a) All Elective Deferrals contributed pursuant to Section 3.1 are subject to the nondiscrimination limits established in Section 401(k) of the Code. Pursuant to the transition relief available under Internal Revenue

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

Service Notice 97-2 ("IRS Notice 97-2"), the Actual Deferral Percentage for the group of Highly Compensated Participants for the Plan Year beginning January 1, 1997, shall not exceed the greater of (1) or (2) as follows:

    (1) the Actual Deferral Percentage for the Plan Year for all other Eligible Employees times 1.25; or

    (2) the Actual Deferral Percentage for the Plan Year for all other Eligible Employees, times 2.0; provided, however, that the Actual Deferral Percentage for the group of Highly Compensated Participants for the Plan Year does not exceed the Plan Year's Actual Deferral Percentage for all other Eligible Employees by more than two percentage points.

For the purpose of the foregoing test and subsection (b), those Employees who were not eligible to have Elective Deferrals made for them at any time during the Plan Year (other than as a result of a suspension pursuant to Section 6.2(c)(3)) shall be disregarded. Notwithstanding the foregoing, at the Committee's discretion, the Actual Deferral Percentage for Plan Years beginning after January 1, 1997, may be determined based on prior year data in accordance with the relief provided under IRS Notice 97-2.

  (b) Excess Elective Deferrals. The Committee or its designee shall have the responsibility of determining the extent, if any, to which either of the nondiscrimination tests described in subsection (a) are not met. If it is determined that the Elective Deferrals made pursuant to Section 3.1 do not satisfy one of the tests in subsection (a), then the Committee shall take action in accordance with one or both of the options set forth below.

    (1) Elective Deferrals with respect to Participants who are Highly Compensated Participants will be reduced and refunded in uniform dollar increments, commencing with Elective Deferrals of the group of affected Participants with the highest dollar amounts of Elective Deferral and then the next highest dollar amounts of Elective Deferrals, and so on, until it is determined by the Committee or its designee that the Plan will satisfy one of the nondiscrimination tests set forth in subsection (a). Each reduction at a stated dollar level will apply to all Highly Compensated Participants' Elective Deferrals at that level regardless of whether their Elective Deferrals have been reduced from higher amounts. If the refund of Elective Deferrals previously made is required, the Committee or its designee shall accomplish the reductions as described above by distributing to each affected Highly Compensated Participant that portion of his or her Elective Deferrals (plus any income and minus any loss allocable thereto determined in accordance with procedures established by the Committee in a manner consistent with Treasury regulations, and adjusted to reflect the return or withdrawal of Elective Deferrals, if any, in excess of the dollar limit (as adjusted) described in Section 3.1(c)) necessary to meet the requirements of one of the nondiscrimination tests no later than the close of the following Plan Year.

    (2) Alternatively, or in addition to the reduction of Elective Deferrals described above, the Committee may, in its discretion, elect to eliminate or reduce the level of Elective Deferrals made by Highly Compensated Participants or by groups of Highly Compensated Participants. Any reduction effected pursuant to this Section 3.2 shall remain in effect for the remainder of the Plan Year in which the reduction is made.

  (c) Compensation for Testing Purposes.

  For purposes of determining the Actual Deferral Percentage with respect to a group of Eligible Employees, the compensation of each such Employee taken into account shall be any of the following, as determined by the Committee or its designee in a uniform manner with respect to all Eligible Employees for the Plan Year:

  (A) The Eligible Employee's taxable compensation from the Employer Company reported on Form W-2 for the Plan Year with or without elective contributions made by an Employer Company on behalf of the Eligible Employee that are not includible in gross income under Sections 125 and 402(e)(3) of the Code; or

  (B) Such other nondiscriminatory definition of compensation which satisfies the requirements of Section 414(s) of the Code and regulations thereunder.


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

  In no event, however, shall an Eligible Employee's annual compensation for purposes of this subsection exceed the dollar limit set forth in Section 1.1(h).

  7. Effective July 29, 1996, Section 3.6, Multiple Use, shall become Section
3.9 and is amended to read as follows:

  "Section 3.9 Multiple Use.

  (a) If one or more Highly Compensated Employees participate in this Plan and a plan maintained by the Employer or a Related Employer subject to the actual contribution percentage test, as defined in Section 401(m)(2) of the Code, and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employees whose contribution percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amount is reduced shall be treated as an excess Voluntary Contribution under Section 3.8. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and the Actual Contribution Percentage tests under this Plan. Multiple use does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed
1.25 multiplied by the Actual Deferral Percentage and Actual Contribution Percentage of the Non-highly Compensated Employees. If a Highly Compensated Employee participates in two or more cash or deferred arrangements ("CODAs") that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement.

  (b) For purposes of this Section 3.9, the term "Aggregate Limit' shall mean the sum of (i) 125 percent of the greater of the Actual Deferral Percentage of the Eligible Employees other than Highly Compensated Employees ("Non-Highly Compensated Employees") for the Plan Year or the Actual Contribution Percentage of Non-highly Compensated Employees for the Plan Year and (ii) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser' is substituted for "greater' in "(i)', above, and "greater' is substituted for "lesser' after two plus "the' in "(ii)' if it would result in a larger Aggregate Limit."

  8. Effective July 29, 1996, Section 3.8 is added to read as follows:

  "Section 3.8 Reduction to Voluntary Contributions. All Voluntary Contributions are subject to the nondiscrimination limits established in
Section 401(m) of the Code. Under these tests, either:

  (a) the Actual Contribution Percentage for the group of Highly Compensated Participants cannot be more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 1.25; or

  (b) The Actual Contribution Percentage for the group of Highly Compensated Participants cannot be more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 2, provided, however, that the excess of the Actual Contribution Percentage for the group of Highly Compensated Employees over that of all other Eligible Employees is not more than two (2) percentage points.

  The Committee shall have the responsibility of determining the extent, if any, to which these nondiscrimination limits may not be met. If in the absolute discretion of the Committee or its designee, it is determined that a reduction or refund of the Voluntary Contributions by such Highly Compensated Participants will be required in order to comply with the nondiscrimination limits, Voluntary Contributions with respect to the Highly Compensated Participants will be reduced in one percent (1%) increments, commencing with Voluntary Contributions of Participants which represent the highest integral percentage of Compensation [rounding off nonintegral percentages to the nearest one-hundredth percent (.01%)], and then the next highest integral percentage, and so on, until it is determined by the Committee or its designee that the Plan will satisfy the requirements of the nondiscrimination limits for the particular Plan Year. Each reduction at a stated percentage level will apply to all Highly Compensated Participants at that level regardless of whether their Voluntary Contribution percentage has been reduced from higher levels. Alternatively, or in addition to the percentage reduction of Voluntary Contributions described above, the Committee may, in its discretion, elect to eliminate or reduce the level of Voluntary Contributions made by Highly Compensated Participants or by groups of Highly Compensated Participants. If the refund of Voluntary Contributions previously made is required, the Committee shall accomplish the reductions as described above by distributing to each affected Highly Compensated Participant that portion of his or her Voluntary Contributions (plus any income and minus any loss allocable thereto), necessary to meet the requirements of the nondiscrimination limits on or before the close of the following Plan Year. Any reduction effected pursuant to this Section 3.8 shall remain in effect for the remainder of the Plan Year in which the reduction is made. If any Participant is a participant under two or more plans of the Employer Company subject to Section 401(m) of the Code, for purposes of determining the contribution percentage with respect to such Participant, all such plans shall be treated as one cash or deferred arrangement.

  The Actual Contribution Percentages shall be calculated, and reductions or refunds of Voluntary Contributions shall be determined, by applying the family aggregation rules of Section 414(q)(6) of the Code."

  9. Effective January 1, 1997, Section 3.8 is amended to read as follows:

  "Section 3.8 Reduction of Voluntary Contributions.

  (a) All Voluntary Contributions pursuant to Section 3.7 are subject to the nondiscrimination limits established in Section 401(m) of the Code. Pursuant to the transition relief available under Internal Revenue Service Notice 97-2 ("IRS Notice 97-2"), the Actual Contribution Percentage for the group of Highly Compensated Participants for the Plan Year beginning January 1, 1997, shall not exceed the greater of (1) or (2) as follows:

    (1) the Actual Contribution Percentage for the Plan Year for all other Eligible Employees times 1.25; or

    (2) the Actual Contribution Percentage for the Plan Year for all other Eligible Employees, times 2.0; provided, however, that the Actual Contribution Percentage for the group of Highly Compensated Participants for the Plan Year does not exceed the Plan Year's Actual Contribution Percentage for all other Eligible Employees by more than two percentage points.

For the purpose of the foregoing test and subsection (b), those Employees who were not eligible to have Voluntary Contributions made for them at any time during the Plan Year (other than as a result of a suspension pursuant to Section 6.2(c)(3)) shall be disregarded. Notwithstanding the foregoing, at the Committee's discretion, the Actual Contribution Percentage for Plan Years beginning after January 1, 1997, may be determined based on prior year data in accordance with the relief provided under IRS Notice 97-2.

  (b) Excess Voluntary Contributions. The Committee or its designee shall have the responsibility of determining the extent, if any, to which either of the nondiscrimination tests described in subsection (a) are not met. If it is determined that the Voluntary Contributions made pursuant to Section 3.7 do not satisfy one of the tests in subsection (a), then the Committee shall take action in accordance with one or both of the options set forth below.

    (1) Voluntary Contributions with respect to Participants who are Highly Compensated Participants will be reduced and refunded in uniform dollar increments, commencing with Voluntary Contributions of the group of affected Participants with the highest dollar amounts of Voluntary Contributions and then the next highest dollar amounts of Voluntary Contributions, and so on, until it is determined by the Committee or its designee that the Plan will satisfy one of the nondiscrimination tests set forth in subsection (a). Each reduction at a stated dollar level will apply to all Highly Compensated Participants' Voluntary Contributions at that level regardless of whether their Voluntary Contributions have been reduced from higher amounts. If the refund of Voluntary Contributions previously made is required, the Committee or its designee shall accomplish the reductions as described above by distributing to each affected Highly Compensated Participant that portion of his or her Voluntary Contribution (plus any income and minus any loss allocable thereto determined in accordance with procedures established by the Committee in a manner consistent with Treasury regulations) necessary to meet the requirements of one of the nondiscrimination tests no later than the close of the following Plan Year.

    (2) Alternatively, or in addition to the reduction of Voluntary Contributions described above, the Committee may, in its discretion, elect to eliminate or reduce the level of Voluntary Contributions made by Highly Compensated Participants or by groups of Highly Compensated Participants. Any reduction effected pursuant to this Section 3.8 shall remain in effect for the remainder of the Plan Year in which the reduction is made.

(c) Compensation for Testing Purposes.

  For purposes of determining the Actual Contribution Percentage with respect to a group of Eligible Employees, the compensation of each such Employee taken into account shall be any of the following, as determined by the Committee or its designee in a uniform manner with respect to all Eligible Employees for the Plan Year:

      (A) The Eligible Employee's taxable compensation from the Employer Company reported on Form W-2 for the Plan Year with or without elective contributions made by an Employer Company on behalf of the Eligible Employee that are not includible in gross income under Sections 125 and 402(e)(3) of the Code; or

      (B) Such other nondiscriminatory definition of compensation which satisfies the requirements of Code Section 414(s) of the Code and regulations thereunder.

In no event, however, shall an Eligible Employee's annual compensation for purposes of this subsection exceed the dollar limit set forth in Section 1.1(h).

  10. Effective January 1, 1997, Section 6.5(b) is amended by adding a new sentence to read as follows:

    "In the event a Participant's Individual Account at the time of his or her distribution and at the time of any prior distribution is Thirty Five Hundred Dollars ($3,500) or less, a lump sum distribution shall be made to the Participant no later than the last day of the eighth month following the Separation from Service."

  11. Effective January 1, 1997, Section 6.5(d) is revised to read as follows:

  "(d) Notwithstanding the foregoing paragraph (c),

    (1) except as provided in subparagraph (2), below, the entire interest of a Participant shall be distributed no later than April 1 of the calendar year following the later of:

      (i) the calendar year in which he or she attains age 70 1/2; or

      (ii) the calendar year in which he or she retires.

    (2) the entire interest of a Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70 1/2 shall be distributed no later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2."

  12. Effective January 1, 1998, Section 10.1 is revised to read as follows:

  "Section 10.1 Maximum Permissible Amount of a Participant's Annual Addition. Notwithstanding any other provision of this Plan, the Maximum Permissible Amount of a Participant's Annual Addition under this Plan means the lesser of $30,000 (or such larger amount determined by the Secretary of the Treasury or by statute) or twenty-five percent (25%) of the Participant's compensation for the calendar year ("Limitation Year"). For purposes of this
Article X, the term compensation ("415 Compensation") shall mean the Participant's wages, salaries, and other amounts received for personal services actually rendered in the course of employment with one Employer Company (excluding, to the extent not inconsistent with Subsection 10.1 (a) or (b), below, all items listed in subparagraph (3) of Paragraph (d) of 26 CFR (S) 1.415-2), and shall include (but not be limited to):

  (a) bonuses;

  (b) any employer contribution on behalf of the Participant under this Plan or any other qualified cash or deferred arrangement (as defined in Code
Section 401(k)) sponsored by an Employer Company; and

  (c) any amount which is contributed or deferred by the employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code Section 125.

  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount for the short Limitation Year will be the lesser of (1) $30,000 (or such larger amount determined by the Secretary of the Treasury or by statute) multiplied by the following fraction:

                            number of months in the
                             short Limitation Year
                               -----------------
                                      12

or (2) twenty-five percent (25%) of the Participant's compensation for the short Limitation Year."

  13. Effective July 29, 1996, Section 10.2 is revised to read as follows:

  "Section 10.2 Coordination of Annual Additions. Notwithstanding any other provision of this Plan, if any Annual Additions (as defined in Section 10.4) are allocated under other qualified defined contribution plans maintained by an Employer Company with respect to a Participant of this Plan, and the Participant's Elective Deferrals or Voluntary Contributions that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount specified in Section 10.1, the amount contributed or allocated under this Plan will be reduced as necessary (first, from Voluntary Contributions, if any, allocated to the Participant; second, to the extent of the Employee's Elective Deferrals, if any) and such excess contributions (plus any income attributable to such contributions) will be paid to the Participant so that the Annual Additions under all such plans for the Limitation Year will equal said Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans in the aggregate are equal to or greater than the Maximum Permissible Amount, as specified in Section 10.1, any amount contributed or allocated to the Participant's Account for the Limitation Year will be treated as an excess amount and shall be paid to the Participant as provided in
Article III hereof."

  14. Effective June 23, 1997, Section 13.1(c) is amended by adding new subsections 13.1(c)(5) and (6) to read as follows:

  "(5) The payment of funeral expenses for a family member (defined with reference to Section 152 of the Code).

  (6) The payment of adoption expenses incurred for adoption of a dependent (as defined in Section 152 of the Code) not eligible for reimbursement under Section 137 of the Code."

  IN WITNESS WHEREOF, the undersigned have caused this Restatement Amendment No. 6 to the Restated Plan to be executed this 18th day of December, 1997.


  IN WITNESS WHEREOF, the undersigned have caused this Restatement Amendment No. 6 to the Restated Plan to be executed this 18th day of December, 1997.

ATTEST:                                     UNITED PARCEL SERVICE OF AMERICA, INC.
BY: /s/ Joseph R. Moderow                   By: /s/ James P. Kelly
Secretary                                   Chairman